UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2020

EASTERN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	333-239251	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street Boston, MA		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 327-8376

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On October 29, 2020, Eastern Bankshares, Inc., a Massachusetts corporation (the “Company”) and the holding company for Eastern Bank, issued a press release announcing that it intends to file its Quarterly Report on Form 10-Q for the period ended September 30, 2020 on or about November 16, 2020. In the release, the Company, which completed the mutual-to-stock conversion of Eastern Bank Corporation (“Prior Parent Company”) and the offering of its own common stock on October 14, 2020, also stated that it does not plan to issue a press release in connection with or hold a conference call to discuss its financial results for such period.

The press release also announced that the Company’s subsidiary Eastern Bank intends to file its Consolidated Reports of Condition and Income, known as the Call Report, with the Federal Financial Institutions Examination Council on or about October 30, 2020.

In the press release, the Company also stated that it plans to file two reports on behalf of the Prior Parent Company with the Board of Governors of the Federal Reserve System on or about November 9, 2020. The reports are the Consolidated Financial Statements for Holding Companies, known as the FR Y-9C report, and the Parent Company Only Financial Statements for Large Holding Companies, known as the FR Y-9LP report.

The foregoing description is qualified in its entirety by reference to the press release filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: October 29, 2020	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer